Exhibit 10.47

June 27, 2003

$160,000,000

NEW WORLD RESTAURANT GROUP, INC.

13.0% Senior Secured Notes due 2008

PURCHASE AGREEMENT

JEFFERIES & COMPANY, INC.

11100 Santa Monica Blvd., 10th Floor

Los Angeles, California  90025

Ladies and Gentlemen:

New World Restaurant Group, Inc., a Delaware corporation (the “Company”), agrees with you as follows:

1.             Issuance of Notes.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”), $160,000,000 aggregate principal amount of 13.0% Senior Secured Notes due 2008 (collectively, the “Notes”).  The Notes will be issued pursuant to an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 3 hereof) by and among the Company, each of the Subsidiary Guarantors (as defined below), party thereto, and The Bank of New York, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture.

In connection with the sale of the Notes, the Company will concurrently enter into a new $15,000,000 aggregate principal amount senior credit facility among the Company, the guarantors named therein and AmSouth Bank, as agent (the “Senior Credit Facility”).

Pursuant to the Collateral Agreements (as defined in the Indenture) to be entered into by the Company and the Trustee on the Closing Date, the Company will grant and pledge to the Trustee, for the equal and ratable benefit of the holders of the Notes, a security interest in substantially all assets of the Company and its subsidiaries (other than non-restricted subsidiaries) to secure the payment and performance of the obligations of the Company and the Subsidiary Guarantors under the Indenture and the Notes.  The security interests in the collateral securing the Notes will be subordinated to a lien securing the obligations under the Senior Credit Facility.

Pursuant to the Indenture, all current and future subsidiaries of the Company (other than non-restricted subsidiaries), jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Subsidiary Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

This Agreement, the Indenture, the Collateral Agreements, the Notes, the Exchange Notes, the Private Exchange Notes, the Guarantees and the Registration Rights Agreement may hereinafter be referred to as the “Transaction Documents.”

The Notes are being offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on certain exemptions therefrom.

In connection with the offer and sale of the Notes (the “Offering”), the Company has prepared a preliminary offering circular, dated May 15, 2003, a preliminary offering circular, dated June 26, 2003 (the “Preliminary Offering Circular”), and a final offering circular dated June 27, 2003 (the “Final Offering Circular”), setting forth a description of the terms of the Notes and the Collateral Agreements, the terms of the Offering and a description of the business of the Company.  “Offering Circular” means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement to either such document), including exhibits and schedules thereto, if any.

The Company understands from the Initial Purchaser that the Initial Purchaser proposes to make the Offering on the terms and in the manner set forth herein and in the Final Offering Circular as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered.  The Company also understands from the Initial Purchaser that, at such time, the Initial Purchaser intends to make an offering of the Notes (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Act, as such rule may be amended from time to time (“Rule 144A”), (ii) in transactions to a limited number of persons whom the Initial Purchaser reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional “accredited investors” (“Accredited Investors”) as defined in Rule 501(a)(1), (2), (3) or (7) under the Act and (iii) outside the United States in compliance with Regulation S under the Act.

The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company shall agree, among other things, to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering under the Act the Notes, the Exchange Notes or the Private Exchange Notes (the Exchange Notes, together with the Private Exchange Notes, shall sometimes be referred to hereinafter as the “New Notes”).

2.             Representations and Warranties.  The Company, on behalf of itself and each of its Subsidiaries (as defined in the Indenture), represents and warrants to and agrees with the Initial Purchaser that as of the date hereof and as of the Closing Date (as defined in Section 3):

(a)           Neither the Preliminary Offering Circular, the Final Offering Circular, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto.  No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Transaction Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction.  Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates, contained, and the Final Offering Circular, as amended or supplemented as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b)           The Company has the authorized capitalization set forth in the Final Offering Circular, and the authorized capital stock of the Company conforms to the statements relating thereto contained in the Final Offering Circular.  All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and, on the Closing Date, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.  Except as disclosed in the Final Offering Circular, (i) all of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Encumbrances”), other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions, (ii) there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership interests (“Equity Interests”) in the Company or any of its Subsidiaries.  Except as set forth in the Final Offering Circular, the Company does not own and does not have any Subsidiaries that own, directly or indirectly, any Equity Interests of any kind in any firm, partnership, joint venture or other entity.

(c)           Each of the Company and the Subsidiary Guarantors is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, with all requisite power and authority to own its properties and conduct its business as now conducted, and as described in the Final Offering Circular.  Each of the

Company and the Subsidiary Guarantors is duly licensed or qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, result in a Material Adverse Effect.  For the purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on (i) the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole, or (ii) the Company’s ability to perform any of its material obligations under any of the agreements, documents or instruments contemplated to be entered into by the Company hereby, by the Transaction Documents or by the Final Offering Circular.

(d)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes.  Each of the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform each of its obligations under its Guarantee and the guarantee of the Exchange Notes and the Private Exchange Notes.  The Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Subsidiary Guarantors, when executed by the Company and the Subsidiary Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, entitled to the benefits of the Indenture, the Collateral Agreements and the Registration Rights Agreement, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(e)           Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform each of its obligations under the Indenture and the Collateral Agreements.  The Indenture conforms in all material respects to the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Indenture and the Collateral Agreements have been duly and validly authorized by the Company and each Subsidiary Guarantor party thereto and, when executed and delivered by the Company, each such Subsidiary Guarantor and each of the other parties thereto, will each constitute a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity

(whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(f)            Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and when executed and delivered by the Company and each of the Subsidiary Guarantors, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

(g)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(h)           No consent, approval, authorization or order of any court or governmental agency or body, or third party (in each case, a “Consent”) is required for the performance of this Agreement by the Company or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby, except such Consents as have been obtained or as may be required under the Act or state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser.

(i)            Neither the Company nor any Subsidiary Guarantor is (i) in violation of its certificate of incorporation or bylaws or other organizational documents, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a breach of or default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any Subsidiary Guarantor is a party or to which the Company or any Subsidiary Guarantor or any of their properties or assets are subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

(j)            The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Transaction Documents and the consummation of the transactions contemplated thereby, and the fulfillment of the terms thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice of passage of time or both would constitute a breach of or default under) or violation of (i) any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or to which the Company or any of its Subsidiary Guarantors or any of their respective properties or assets is subject other than any such breaches, defaults, violations or events which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiary Guarantors, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiary Guarantors or any of their respective properties or assets other than any such breaches, defaults, violations or events which would not, individually or in the aggregate, have a Material Adverse Effect.

(k)           The audited consolidated financial statements and related notes of the Company included in the Final Offering Circular present fairly in all material respects the consolidated financial position, the results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods to which they relate and have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied, except as otherwise stated therein.  The unaudited consolidated financial statements and related notes and schedules of the Company and its Subsidiaries included in the Final Offering Circular present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared on a basis consistent with the audited consolidated financial statements of the Company and its Subsidiaries and in conformity with GAAP, consistently applied.  The summary and selected historical financial data in the Final Offering Circular present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein.

(l)            The pro forma financial information (including the notes thereto) included in the Final Offering Circular have been properly computed on the bases described therein.  The estimates and assumptions used by the Company in the preparation of the pro forma financial information (including the notes thereto) included in the Final Offering Circular are believed in good faith by the Company to be reasonable, the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and the Company believes that such information is reasonably based on the facts and circumstances existing on the Closing Date and the assumptions stated therein.

(m)          Grant Thornton LLP, which firm has audited certain of such financial statements as set forth in its reports included in the Final Offering Circular, is an independent public accounting firm within the meaning of the Act.

(n)           Except as described in the Final Offering Circular, there is not pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, any action, suit or proceeding, to which the Company or any Subsidiary of the Company is a party, or to which any of the property or assets of the Company or any Subsidiary of the Company are subject, before or brought by any court or governmental agency or body (i) which, if determined adversely to the Company or such Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of any other transaction contemplated by the Transaction Documents or (ii) which is required to be disclosed in the Preliminary Offering Circular or the Final Offering Circular.

(o)           Except as described in the Final Offering Circular, each of the Company its Subsidiaries owns or possesses adequate licenses or other rights to use all material trademarks, service marks, trade names, patents, trade secrets and know-how necessary to conduct the businesses as now conducted or as proposed to be conducted as described in the Final Offering Circular, and the consummation of the transactions contemplated by each of the Transaction Documents will not alter or impair any of such rights.  Except as described in the Final Offering Circular, no claims have been asserted, and the Company has not received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to the use, validity or the effectiveness of any trademarks, service marks, trade names, patents, trade secrets or know-how which, if such claim or assertion of conflict were the subject of an unfavorable decision, ruling or finding would, individually or in the aggregate, have a Material Adverse Effect.

(p)           Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and foreign governmental authorities with jurisdiction, all self-regulatory organizations and all courts and other tribunals, presently required or necessary for the Company and each of the Company’s Subsidiaries own or lease, as the case may be, and to possess or operate its properties and to carry on its business as now conducted or proposed to be conducted as set forth in the Final Offering Circular, except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings (collectively, “Permits”), would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has fulfilled and performed all of its obligations with respect to such Permits except obligations which the failure to fulfill or perform would not have a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof, or results in any material impairment of the rights of the holder of any such Permit; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q)           Since the respective dates as of which information is given in the Final Offering Circular, except as described therein or contemplated thereby, (i) neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise (other than dividends on the Series F Preferred Stock paid-in-kind).

(r)            Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed and, when filed, all such returns were true, correct and complete, except where the failure to so duly and timely file correct and complete returns would not, individually or in the aggregate, have a Material Adverse Effect, and, except as set forth in the Final Offering Circular, has paid all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due thereon that are due and payable; other than tax deficiencies which (i) the Company or any Subsidiary of the Company is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) the failure to pay would not have a Material Adverse Effect.  There is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company or any Subsidiary of the Company that would have, individually or in the aggregate, a Material Adverse Effect.

(s)           None of the Company or any agent acting on its behalf has taken or will take any action that could cause the transactions contemplated by the Final Offering Circular or any of the Transaction Documents to, and none of the execution, delivery and performance of this Agreement, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated by the Transaction Documents will, violate Section 7 of the Exchange Act or any regulation promulgated thereunder, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(t)            Each of the Company and its Subsidiaries has (a) good and marketable title to all real property and other material assets (personal, tangible, intangible or mixed) described in the Final Offering Circular as owned by them, and, good and marketable title to all leasehold estates in the real and personal property described in the Final Offering Circular as being leased by them, and such title will be free and clear of all Liens (as defined in the Indenture) except Permitted Liens (as defined in the Indenture) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and (b) peaceful and undisturbed possession under all leases to which it is a party as lessee or sublessee, except for such defects in title or lack of possession that, individually or in the aggregate, would not have a Material Adverse Effect.  Each of the Company and its Subsidiaries operates all real and personal property leased by it under valid and enforceable leases and has performed in all material respects the obligations required to be performed by it with respect to each such lease except for such leases and obligations which, in the aggregate, would not have a Material Adverse Effect.  As to leases with respect to which the Company or any of its

Subsidiaries is the lessor, the lessees and other parties under such leases are in compliance with all material terms and conditions thereunder and such leases are in full force and effect except for such leases which, if not in full force and effect, would not, individually or in the aggregate, have Material Adverse Effect.  All tangible assets and properties of the Company and its Subsidiaries are in good working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put or would be put in the ordinary course of business except for such assets and properties as are not material, individually or in the aggregate, to the business, condition (financial or otherwise) or results of operations of the Company and Subsidiaries, taken as a whole.

(u)           Except as described in the Final Offering Circular, there are no consensual encumbrances or restrictions on the ability of any Subsidiary Guarantor (x) to pay dividends or make any other distributions on such Subsidiary Guarantor’s capital stock or to pay any indebtedness owed to the Company or any other Subsidiary Guarantor, (y) to make any loans or advances to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary.

(v)           Except as stated in the Final Offering Circular, there are no outstanding claims for services, either in the nature of a finder’s fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated by the Transaction Documents (other than the Engagement Letter dated January 30, 2002 between the Company and Jefferies & Company, Inc. and Amendment No. 1 to the Note Purchase and Security Agreement among the Company, New World EnbcDeb Corp. and Jefferies & Company, Inc. dated May 16, 2003 (collectively, the “ENBC Documents”)).

(w)          Except as described in the Final Offering Circular, each of the Company and the Subsidiary Guarantors is in compliance in all material respects with all existing and applicable domestic and foreign laws, rules or regulations relating to pollution or protection of public or employee health or the environment (“Environmental Law”) and with the terms and conditions of any material Permit, issued to the Company or the Subsidiary Guarantors thereunder in connection with the ownership, operation or use of its business, property and assets, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Offering Circular, none of the Company or the Subsidiary Guarantors is subject to any known liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Offering Circular, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to the knowledge of the Company threatened against the Company or any of the Subsidiary Guarantors under any Environmental Law which, if determined adversely to the Company or any Subsidiary Guarantor would, individually or in the aggregate, result in a Material Adverse Effect.

(x)            Each of the Company or the Subsidiary Guarantors carries insurance (including self insurance) in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as shall be customary for companies similarly situated within the industry of the Company.

(y)           (i) None of the Company or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(K) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) the fair market value of the assets of any such employee pension benefit plan equals or exceeds the present value of the liabilities of such plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), in each case, to which the Company or any of its Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its Subsidiaries is or has ever been a participant.  With respect to such plans, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and by the Transaction Documents will not involve any prohibited transaction (within the meaning of Section 406 of ERISA).  Neither the Company nor any of its “Affiliates” is a “party in interest” or a “disqualified person” with respect to any employee benefit plans.  No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Company or any such “Affiliate” incurring any liability, fine or penalty that singly or in the aggregate, would have a Material Adverse Effect.  The terms “employee benefit plan,” “employee pension benefit plan,” and “party in interest” shall have the meanings assigned to such terms in Section 3 of ERISA, the term “Affiliate” shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term “disqualified person” shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder.

(z)            The Company is not and, after giving effect to the Offering, the Company will not be, an “investment company” or a company “controlled by” an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(aa)         Except as disclosed in the Final Offering Circular, no holder of securities of the Company or any Subsidiary of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

(bb)         As of the Closing Date and immediately after the consummation of the transactions contemplated by the Transaction Documents, the fair value and current fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities.  The Company (on a consolidated basis) is not, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Transaction Documents, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted as described in the Final Offering Circular, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(cc)         Neither the Company nor any person acting on its behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) have complied with and will implement the “offering restrictions” within the meaning of such Rule 902.

(dd)         Except as disclosed in the Final Offering Circular, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser, as to whom the Company makes no representation) has solicited offers to buy or offered or sold or otherwise negotiated in respect of any security (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of any of the Notes; and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration requirements of the Act.

(ee)         Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(ff)           Assuming the accuracy of and compliance with the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

(gg)         After the consummation of the Offering and the use of proceeds therefrom, no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(hh)         None of the Company or its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(ii)           Upon (i) execution and delivery of the Collateral Agreements by the Company, the Subsidiary Guarantors parties thereto and the Trustee, (ii) the execution and filing of all appropriate forms as required under the Uniform Commercial Code and (iii) in the case of the Pledged Securities (as defined in the Collateral Agreements) pledged to the Trustee, the delivery to and possession by the Trustee of such Pledged Securities, duly endorsed for transfer in accordance with Article 8 of the Uniform Commercial Code, the Collateral Agreements will create and constitute a valid and enforceable pledge of and perfected security interest in the Collateral; provided, however, that the security interest securing the Notes will be subject to the terms of the Intercreditor Agreement and subordinated to liens securing $1.6 million of other existing indebtedness.

(jj)           The statistical and market-related data included in the Final Offering Circular are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(kk)         Except as described in the Final Offering Circular, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint or other proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, that would, singly or in the aggregate, have a Material Adverse Effect; (iii) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (iv) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries, and, to the best of the Company’s knowledge, no union organizing activities are taking place that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(mm)       The Notes and each of the Transaction Documents conform in all material respect to the descriptions thereof in the Final Offering Circular.

(nn)         Each of the Inactive Subsidiaries has no operations or assets.  “Inactive Subsidiaries” shall mean those subsidiaries of the Company set forth in Exhibit B hereto.  Other than Inactive Subsidiaries, all Subsidiaries of the Company are listed on Exhibit C hereto.

3.             Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, $160,000,000 aggregate principal amount of the Notes at a purchase price that is equal to (i) with respect to $130.0 million aggregate principal amount of the Notes, 97.0% of the aggregate principal amount thereof and (ii) with respect to $30.0 million aggregate principal amount of the Notes, (x) 97.0% of the aggregate principal amount of such Notes for which the Put Option has not been exercised and (y) 94.0% of the aggregate principal amount of such Notes for which the Put Option has been exercised.  “Put Option” shall have the meaning set forth in the Note Purchase and Put Agreement, dated June 27, 2003 among the Initial Purchaser, the purchasers set forth on Annex A thereto and the Company.

One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price for the Notes.  Such delivery to the Initial Purchaser of and payment for the Notes shall be made at the New York offices of Mayer, Brown, Rowe & Maw at 10:00 a.m., New York City time, on July 8, 2003 (the “Closing Date”).  With respect to Notes to be delivered in definitive certificated form, the Company will make certificates for such Notes available for checking and packaging by the Initial Purchaser at the offices of Jefferies & Company, Inc. in New York, New York, or at such other place as the Initial Purchaser may designate, on the business day next preceding the Closing Date.  Notes to be represented by one or more definitive global Notes in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.             Offering by the Initial Purchaser.  The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Offering Circular, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

5.             Covenants of the Company.  The Company covenants and agrees with the Initial Purchaser that:

(a)           The Company shall not make any amendment or supplement to the Final Offering Circular of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which shall not be unreasonably withheld.  The Company shall promptly, upon the reasonable request of the Initial Purchaser, make any amendments or supplements to the Final Offering Circular that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

(b)           The Company shall use its best efforts, in cooperation with the Initial Purchaser, to arrange for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchaser may designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not qualified or, to take any action that would subject it to general service of process in any jurisdiction where it was not so subject on the Closing Date or subject itself to taxation in any such jurisdiction where it is not then subject.

(c)           If, at any time prior to the completion of the initial resale of the Notes by the Initial Purchaser to persons other than affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Offering Circular as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Offering Circular to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Offering Circular that corrects such statement or omission or effects such compliance.

(d)           The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Final Offering Circular or any amendment or supplement thereto as the Initial Purchaser or such counsel may reasonably request.

(e)           For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(f)            Except as described in the Final Offering Circular, none of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Act.

(g)           The Company will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(h)           For so long as any of the Notes remain outstanding, the Company will make available, upon request, to any seller or prospective purchaser of such Notes, the information specified in Rule 144A(d)(4) under the Act to permit resales of the Notes in compliance with Rule 144, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(i)            The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offering, Resales and Trading through Automated Linkages market (the “PORTAL Market”) and (ii) permit the Notes to be eligible under Rule 144A for clearance and settlement through DTC.

(j)            During the two-year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), the Company will not, and will not permit any of its Subsidiaries or other affiliates (as defined in Rule 144A under the Act) controlled by it to, resell any of the Notes, which constitute “restricted securities” under Rule 144 that have been acquired by any of them, except pursuant to an effective registration statement under the Act or any exemption from the Act.

(k)           The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of any of the Notes.

(l)            For so long as the Initial Purchaser shall hold any Notes, the Company shall notify the Initial Purchaser promptly in writing if the Company or any of its “Affiliates” becomes a “party in interest” or a “disqualified person” with respect to any “employee benefit plan.”  The terms “Affiliates,” “party in interest,” “disqualified person” and “employee benefit plan” shall have the meanings as set forth in Section 2(bb) hereof.

(m)          The Company agrees to use its best efforts to comply with all agreements set forth in the letter of representations of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(n)           Except as stated in this Agreement, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(o)           The Company agrees to use the proceeds of the Offering in the manner described in the Final Offering Circular under the caption “Use of Proceeds.”

6.             Expenses.  The Company agrees to pay all costs and expenses incident to the performance of its obligations under the Transaction Documents, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses related or incident to:

(a)(i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of preparing and printing the Preliminary Offering Circular and the Final Offering Circular and any amendment or supplement thereto; (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company; (iv) the preparation, issuance and delivery to the Initial Purchaser of the Notes; (v) the qualification for the Notes under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel incurred by the Initial Purchaser relating thereto; (vi) fees and expenses of the Trustee, including fees and expenses of its counsel; (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market; and (x) any fees charged by investment rating agencies for the rating of any of the Notes.

(b)           In addition, the Company shall pay to the Initial Purchaser $1.0 million to reimburse the Initial Purchaser for all fees, disbursements and out-of-pocket expenses and other costs or losses incurred by the Initial Purchaser in connection with its services to be rendered hereunder and under any prior engagements and related transactions.

7.             Conditions of the Initial Purchaser’s Obligations.  The obligation of the Initial Purchaser to purchase and pay for the Notes shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)           On the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Proskauer Rose LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

(i)  Each of the Company, a Delaware corporation, Einstein and Noah Corp., a Delaware corporation (“ENC”), Einstein/Noah Bagel Partners, Inc., a California corporation (“E/N”), I. & J. Bagel, Inc., a California corporation (“I&J” and with ENC and E/N, the “CD Subsidiary Guarantors”) is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(ii)  To such counsel’s knowledge, the Company is not obligated to have any of its securities registered under a registration statement filed by the Company under the Act with respect to any of the Notes other than pursuant to the Registration Rights Agreement.

(iii)  The Company has the corporate power and authority to enter into and perform its obligations under the Notes and the Transaction

Documents.  Each CD Subsidiary Guarantor has the requisite corporate power to enter into and perform its obligations under its Guarantee and the Transaction Documents to which it is a party.

(iv)  The Notes are in the form contemplated by the Indenture.  The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and when executed by the Company and when duly authenticated by the Trustee in accordance with the Indenture, assuming the due authorization, execution and delivery of the Indenture by the Trustee, and when delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Notes will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought; and the holders of the Notes will be entitled to the benefits of the Indenture.  All conditions to the issuance and authentication of the Notes set forth in the Indenture have been satisfied in full.

(v)  The Guarantees are in the form contemplated by the Indenture.  The Guarantees have been duly authorized, executed and delivered by each CD Subsidiary Guarantor, and when the Notes are duly issued and authenticated in accordance with the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and binding obligation of each CD Subsidiary Guarantor, enforceable against each CD Subsidiary Guarantor in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(vi)  The Exchange Notes and the Private Exchange Notes have been duly authorized for issuance by the Company, (A) and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought; and (B) the holders of the Exchange Notes and Private Exchange Notes will be entitled to the benefits of the Indenture.

(vii)  The guarantees of the Exchange Notes and the Private Exchange Notes have been duly authorized by each CD Subsidiary Guarantor, and when such guarantees have been duly executed and delivered in accordance with the Indenture, will constitute valid and binding obligation of each CD Subsidiary Guarantor, enforceable against each CD Subsidiary Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(viii)  The Indenture is in sufficient form for qualification under the TIA.  The Indenture has been duly authorized, executed and delivered by the Company and each of the CD Subsidiary Guarantors, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company and the CD Subsidiary Guarantors, enforceable against the Company and the CD Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(ix)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the CD Subsidiary Guarantors and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

(x)  This Agreement has been duly authorized, executed and delivered by the Company.

(xi)  The statements set forth in the Final Offering Circular under the caption “Description of Capital Stock,” “Description of Certain

Indebtedness,” and “Description of Notes,” insofar as such statements purport to constitute a summary of the legal matters and documents referred to therein, fairly summarize in all material respects the legal matters and documents referred to therein.

(xii)  Except as set forth in the Final Offering Circular, such counsel has no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental authority, now pending or threatened in writing against the Company or any Subsidiary, which, if determined adversely to the Company or such Subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Offering Circular.

(xiii)  Except as set forth in the Final Offering Circular, the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) to such counsel’s knowledge will not conflict with or constitute or result in a material breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a material default under) (i) any of the terms or provisions of (A) any material indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, Permit, or other agreement or instrument to which the Company or any Subsidiary Guarantor is a party listed on a schedule to such counsel’s opinion, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that such counsel need not express any opinion with respect to any financial covenant in any agreement or instrument, insofar as the covenant requires a computation), (ii) the certificate of incorporation or bylaws of the Company or the certificate of incorporation or bylaws or other organization documents of any CD Subsidiary Guarantor, or (iii) any existing applicable Federal or New York statute, law, rule or regulation or the Delaware General Corporation Law or the Delaware Limited Liability Company Act, known by such counsel to be applicable to the Company or any CD Subsidiary Guarantor (other than the securities or blue sky laws of the various states, as to which, in each case, such counsel need express no opinion), or (iv) any judgment, order or decree of any court, governmental agency or body or arbitrator known by such counsel to be applicable to the Company, the Subsidiary Guarantors or any of their respective properties or assets, except for any such conflict, breach, violation, default or event would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv)  Assuming that the representations and warranties of the Initial Purchaser contained in Section 8 of this Agreement and of the Company contained in Sections 1 and 5 of this Agreement are true, correct and complete and assuming compliance by the Initial Purchaser with its agreements in

Section 8 of this Agreement, to the knowledge of such counsel, no consent, approval, authorization or order of any New York, Delaware corporate or limited liability company or federal governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchaser, except such as have previously been obtained and such as may be required under applicable state securities or Blue Sky laws, as to which such counsel need express no opinion pursuant to this clause (xiv).

(xv)  Assuming that the representations, warranties and agreements of the Company in Sections 1 and 5 of this Agreement and of the Initial Purchaser in Section 8 of this Agreement are true, correct and complete and assuming compliance by the Initial Purchaser with its agreements in Section 8 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser under this Agreement or in connection with the initial resale of such Notes by the Initial Purchaser in accordance with Section 4 of this Agreement to register the Notes under the Act, it being understood that no opinion is expressed as to any subsequent resale of any Notes or prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), to qualify the Indenture under the TIA.

(xvi)  Neither the consummation of the transactions contemplated by the Transaction Documents nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(xvii)  The Company is not and, after giving effect to the Offering and sale of the Notes and the application of the net proceeds from such sale (as described in the Final Offering Circular under the heading “Use of Proceeds”), will not be an “investment company” as defined in the Investment Company Act.

(xviii)  The Pledge and Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge and Security Agreement) a security interest in the Collateral (as defined in the Pledge and Security Agreement), to the extent the Company has rights in, or the power to transfer rights in, the Collateral and to the extent Article 9 of the New York Uniform Commercial Code as in effect in New York (the “NYUCC”) is applicable thereto (the “Article 9 Collateral”).

(xix)  When each Grantor (as defined in the Pledge and Security Agreement) delivers to the Collateral Agent in the State of New York for the benefit of the Secured Parties the certificated securities described in a schedule to the Pledge and Security Agreement (together with duly authorized and executed stock powers or other instruments of transfer executed in blank) (collectively, the “Pledged Collateral”), and, assuming (A) continued possession of the Pledged Collateral by the Collateral Agent in the State of New York and (B) that the Collateral Agent does not have notice prior to or on the date of the delivery of such Pledged Collateral of any “adverse claim” within the meaning of the NYUCC, the Collateral Agent’s security interest in the Pledged Collateral will be free of adverse claims.

(xx)  Assuming that the financing statements to be filed in the filing offices (as described in such counsel’s opinion) in the state of New York and the state of California are duly and properly filed in the Filing Offices in the Relevant Jurisdictions, the Collateral Agent will have a perfected security interest in that part of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the Applicable UCC.  Counsel may base its opinion in this paragraph (xx) exclusively upon (i) the NYUCC and (ii) Division 9 of the Uniform Commercial Code as in effect in the state of California on the date hereof (the “CA UCC”, and together with the NYUCC, the “Applicable UCC”).

(xxi)  Except as set forth in the Final Offering Circular, to such counsel’s knowledge (A) no options, warrants or other rights to purchase from the Company any Equity Interests in the Company are outstanding and (B) no agreements, contracts, arrangements or other obligations of the Company to issue, or other rights granted by the Company to cause the Company to convert, any obligations into, or exchange any securities for, any Equity Interests in the Company are outstanding.

Such counsel shall also state that it has participated in conferences with certain officers of the Company and the Subsidiary Guarantors, representatives of the Company’s and Subsidiary Guarantor’s independent public or certified public accountants, and with representatives of the Initial Purchaser and its counsel, at which the contents of the Offering Circular, and related matters were discussed and, although such counsel need not pass upon and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (other than as expressly specified in paragraph (xi) of this Section 7(a)), on the basis of the foregoing, nothing has come to such counsel’s attention, which would lead such counsel to believe that the Final Offering Circular (other than the financial statements and related notes thereto and the other financial, statistical, and other accounting data contained in the Final Offering Circular or omitted therefrom, as to which such counsel expresses no view), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In rendering such opinions, such counsel may (i) rely with respect to matters of fact upon the representations and warranties of the Company and its Subsidiaries set forth herein, upon certificates of officers of the Company and its Subsidiaries and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to the federal law of the United States and the laws of the State of New York and the General Corporation Law and Limited Liability Company Law of the State of Delaware and (iv) may make such other assumptions and qualifications as may be reasonably acceptable to the Initial Purchaser and its counsel.  The opinion of Proskauer Rose LLP described in this subsection (a) shall be rendered at the request of the Company to, and may be relied upon solely by, the Initial Purchaser and shall so state therein.

References to the Final Offering Circular in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

(b)           On the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Murtha Cullina LLP, special counsel for Willoughby’s Incorporated (the “Connecticut Company”), in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

(i)  The Connecticut Company is a corporation, validly existing under the laws of the State of Connecticut.

(ii)  The Connecticut Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.

(iii)  The Transaction Documents to which the Connecticut Company is a party have been duly authorized, executed and delivered by the Connecticut Company.

(iv)  The execution and delivery by the Connecticut Company of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby to our knowledge will not conflict with or constitute or result in a material breach or violation of or a default under (i) the certificate of incorporation or bylaws of the Connecticut Company, or (ii) any existing applicable Connecticut statute, law, rule or regulation known to such counsel to be applicable to the Connecticut Company; provided, however, such counsel expresses no opinion as to the securities or blue sky laws of Connecticut.

(v)  Under the Uniform Commercial Code (the “UCC”) as in effect in the State of Connecticut (the “Connecticut UCC”) (i) the Office of the Secretary of the State is the only location in the State of Connecticut in which a UCC-1 financing statement must be filed to perfect a security interest in personal property (other than fixtures) in which a security interest can be perfected by filing under the Connecticut UCC and (ii) the land records of the town in which fixtures are located is the only location in the State of Connecticut in which a UCC-1 financing statement must be filed to perfect a security interest in fixtures located on real property located in such town and described in such financing statement which can be perfected by recording under the Connecticut UCC.  The CT Central Financing Statement attached to such counsel’s opinion as Exhibit A is in the proper form for filing in the Office of the Secretary of the State of the State of Connecticut.

(c)           On the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Brach, Eichler, Rosenberg, Silver, Bernstein, Hammer & Gladstone, a Professional Corporation, special counsel for Manhattan Bagel Company, Inc. and Chesapeake Bagel Franchise Corp. (together, the “New Jersey Companies”), in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

(i)  Each New Jersey Company is duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

(ii)  Each New Jersey Company has the corporate power and authority to enter into and perform its obligations under the Guarantee and the Transaction Documents to which it is a party.

(iii)  The Guarantee has been duly authorized, executed and delivered by each New Jersey Company, and when the Notes are duly issued and authenticated in accordance with the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will constitute the valid and binding obligation of each New Jersey Company, enforceable against each New Jersey Company in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

(iv)  The guarantees of the Exchange Notes and the Private Exchange Notes have been duly authorized by each New Jersey Company, and when such guarantees have been duly executed and delivered in accordance with the Indenture, will constitute the valid and binding obligation of each New Jersey Company, enforceable against each New Jersey Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(v)  The Indenture has been duly authorized, executed and delivered by each New Jersey Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of each New Jersey Company, enforceable against each New Jersey Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(vi)  The Registration Rights Agreement has been duly authorized, executed and delivered by each New Jersey Company.

(vii)  The execution and delivery by each New Jersey Company of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby to such counsel’s knowledge will not conflict with or constitute or result in a material breach or violation of or a default under (i) the certificate of incorporation or bylaws of each New Jersey Company, or (ii) any existing applicable Federal or New Jersey statute, law, rule or regulation known to such counsel to be applicable to each New Jersey Company (other than the securities or blue sky laws of the various states, as to which, in each case, such counsel need not express an opinion).

(viii)  Assuming that the financing statements to be filed in the state of New Jersey are duly and properly filed in the Office of the New Jersey Treasurer, the Collateral Agent will have a perfected security interest in that part of the Collateral in which a security interest is perfected by filing a financing statement under the New Jersey Uniform Commercial Code (the “New Jersey UCC”).  Counsel may base its opinion in this paragraph (vii) exclusively upon the UCC as in effect in the state of New Jersey on the date hereof.

(d)           On the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Richards, Layton & Finger, P.A., special counsel for the Company and Einstein and Noah Corp. (the “Delaware Guarantor”, and together with the Company, the “Delaware Companies”), in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

(i)  Each of the financing statements in the forms attached to such counsel’s opinion as Exhibit A and Exhibit B are in an appropriate form for filing in the State of Delaware.

(ii)  Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Company financing statement with the Secretary of State of Delaware (Uniform Commercial Code Section) (the “Division”), the Trustee, as collateral agent, will have a perfected security interest in the Company’s rights in that portion of the collateral described in the Company financing statement that may be perfected by the filing of a UCC financing statement with the Division and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(iii)  Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Guarantor financing statement with the Division, the Trustee, as collateral agent, will have a perfected security interest in the Delaware Guarantor’s rights in that portion of the collateral described in the Delaware Guarantor Financing Statement that may be perfected by the filing of a UCC financing statement with the Division and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(e)           On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Mayer, Brown, Rowe & Maw, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require.  In rendering such opinion, Mayer, Brown, Rowe & Maw shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(f)            The Initial Purchaser shall have received from the Independent Accountant comfort letters dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Initial Purchaser.

(g)           The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date).  The statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date.  The Company shall have complied in all material respects with all agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.  Except as described in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Offering Circular, there shall have been no development that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(h)           The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date, and no injunction or order shall have been issued that either (i) asserts that any of the transactions contemplated by this Agreement or the Transaction Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Final Offering Circular or any amendment or supplement thereto in any jurisdiction.

(i)            Subsequent to the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Offering Circular or contemplated hereby or thereby, neither the Company nor any Subsidiary of the Company shall have incurred any liabilities or obligations, direct or contingent not in the ordinary course of business that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations of the Company, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

(j)            Subsequent to the date of the most recent financial statements in the Final Offering Circular and except as stated therein (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity, including acts of terrorism (whether or not insured), or by any court or governmental action, order or decree, and the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage, which would not, individually or in the aggregate, have a Material Adverse Effect.

(k)           The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed on behalf of the Company by the Chairman of the Board or Chief Executive Officer and its Assistant Secretary, to the effect that:

(i)  the representations and warranties of the Company and its Subsidiaries contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date (except for the representations and warranties, which were true and correct as of a certain specified date, which shall continue to be true and correct as of such date), and the Company and its Subsidiaries have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)  at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred and no information has become known that, individually or the aggregate, would have a Material Adverse Effect;

(iii)  since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; and

(iv)  the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(l)            On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

(m)          On the Closing Date, the Company shall have paid in cash the $1.0 million reimbursement of Initial Purchaser’s costs and expenses set forth in Section 6(b) hereof.

(n)           Concurrently with or prior to the issuance and sale of the Notes, the Company shall have entered into the Senior Credit Facility.

On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall each have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they shall have heretofore reasonably requested from the Company and its Subsidiaries.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement shall be in a form which is reasonably satisfactory in all respects to the Initial Purchaser and counsel for the Initial Purchaser.  The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

8.             Representations and Warranties by the Initial Purchaser.  The Initial Purchaser represents and warrants (as to itself only) that it is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.  The Initial Purchaser agrees with the Company (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and the rules and regulations promulgated thereunder and (b) it has and will solicit offers for the Notes only from, and will offer and sell the Notes only to (A) in the case of offers inside the United States, (i) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Offering Circular and (B) in the case of offers outside the United States, persons other than U.S. persons (“foreign purchaser”), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust); provided, however, that, in the case of this clause (b), in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Offering Circular.  The Initial Purchaser acknowledges and agrees that it will not offer, sell or deliver any Notes in any jurisdiction outside of the United States, its territories or possessions except under circumstances that will result in compliance with the provisions of Regulation S under the Act and the applicable laws of such jurisdiction.

9.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)  any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto;

(ii)  the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)  any breach by the Company or any of its Subsidiaries of their respective representations, warranties and agreements set forth herein;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted primarily from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties.  The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Company with Section 5(d) of this Agreement.

(b)           The Initial Purchaser agrees to indemnify and hold harmless each of the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto and (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case, to the extent (but only to the extent), that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)           As promptly as reasonably practical after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

(d)           No indemnifying party shall be liable under this Section 9 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there is a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company to the total discounts and commissions received by the Initial Purchaser.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)            The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e).  Notwithstanding any other provision of this Section 9, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

10.           Survival Clause.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and its Subsidiaries, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and shall survive delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11.           Termination.  (a)  This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i)  the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had a Material Adverse Effect or there shall have been, in the sole judgment of the Initial Purchaser, any event or development involving or reasonably likely to cause or result in a Material Adverse Effect (including without limitation a change in management or control of the Company), except in each case as described in the Final Offering Circular (exclusive of any amendment or supplement thereto);

(ii)  trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

(iii)  a banking moratorium shall have been declared by New York or United States authorities; or

(iv)  there shall have been (A) except as existing on the date of this Agreement, an outbreak or escalation of hostilities between the United States and any foreign power, or (B) except as existing on the date of this Agreement, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, including acts of terrorism, or (C) any material change in the financial markets of the United States which, in the case of clause (A), (B) or (C) and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the private offering or the delivery of the Notes as contemplated by the Final Offering Circular.

(b)           Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

12.           Information Supplied by the Initial Purchaser.  The statements set forth on the cover page with respect to price and in the first sentence of the third paragraph, the first and second sentences of the sixth paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company or its Subsidiaries for the purposes of Sections 2(a) and 9 hereof.

13.           Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to (i) Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, CA  90025, Attention: M. Brent Stevens, Telecopy No. (310) 575-5165; with a copy to Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, Attention: Ronald S. Brody, Esq., and if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to it at 1687 Cole Boulevard, Golden, Colorado 80401, Attention: Chairman and Chief Executive Officer, Telecopy No. (303) 568-8039; with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention:  Julie M. Allen, Esq., Telecopy No. (212) 969-2900.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

14.           Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company their respective officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

15.           APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

16.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchaser.

Very truly yours,

NEW WORLD RESTAURANT GROUP, INC.

By:
				Name:	Anthony D. Wedo
				Title:	Chairman and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JEFFERIES & COMPANY, INC.

By:
	Name:	M. Brent Stevens
	Title:	Managing Director

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

NEW WORLD RESTAURANT GROUP, INC.

$160,000,000 SENIOR SECURED NOTES DUE 2008

REGISTRATION RIGHTS AGREEMENT

July 8, 2002

JEFFERIES & COMPANY, INC.

11100 Santa Monica Boulevard

10th Floor

Los Angeles, CA 90025

Ladies and Gentlemen:

NEW WORLD RESTAURANT GROUP, INC., a Delaware corporation (the “Company” or the “Issuer”), is issuing and selling to Jefferies & Company, Inc. (the “Initial Purchaser”), upon the terms set forth in the Purchase Agreement, dated June 27, 2003 between the Company and the Initial Purchaser (the “Purchase Agreement”), $160 million aggregate principal amount of the Company’s Senior Secured Notes due 2008 (the “Notes”).

1.             Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Additional Interest:  See Section 4(a).

Advice:  See last paragraph of Section 6.

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Initial Purchaser.

Applicable Period:  See Section 2(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the city of New York are authorized or required by law or executive order to be closed.

Closing Date: July 8, 2003.

Collateral Agreements:  Has the meaning set forth in the Indenture.

Company:  See the first introductory paragraph to this Agreement.

Day:  Unless otherwise expressly provided, a calendar day.

Effectiveness Date:  The 150th day after the Closing Date.

Effectiveness Period:  See Section 3(a).

2

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Note:  Senior Secured Notes due 2008, Series B, of the Issuer, including the guarantees endorsed thereon, identical in all material respects to the Notes, except for references to series and restrictive legends.

Exchange Offer:  See Section 2(a).

Exchange Registration Statement:  See Section 2(a).

Filing Date:  The 90th day after the Closing Date.

Holder:  Any registered holder of Registrable Notes.

Indemnified Party:  See Section 8(c).

Indemnifying Party:  See Section 8(c).

Indenture:  The Indenture, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchaser:  See the first introductory paragraph to this Agreement.

Initial Shelf Registration:  See Section 3(a).

Inspectors:  See Section 6(o).

Issuer:  See the first introductory paragraph to this Agreement.

Losses:  See Section 8(a).

NASD:  National Association of Securities Dealers, Inc.

Notes:  See the first introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange:  See Section 2(f).

Private Exchange Notes:  See Section 2(f).

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Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the first introductory paragraph to this Agreement.

Records:  See Section 6(o).

Registrable Notes:  (i) Notes, (ii) Private Exchange Notes and (iii) any Exchange Notes received in the Exchange Offer, in each case, that may not be sold without restriction under federal or state securities laws.

Registration Statement:  Any registration statement of the Issuer filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes, the Private Exchange Notes and the Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Security Agreement:  The Pledge and Security Agreement referred to in the Indenture.

Shelf Notice:  See Section 2(j).

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Shelf Registration:  See Section 3(b).

Subsequent Shelf Registration:  See Section 3(b).

Subsidiary Guarantor:  Each subsidiary of the Issuer that guarantees the obligations of the Issuer under the Notes and Indenture.

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2.             Exchange Offer

(a)                                  The Issuer shall (and shall cause any existing Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Registrable Notes to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Notes, (ii) use its best efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use its best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)                                 The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Security Agreement or a security agreement that is identical to the Security Agreement.

(c)                                  Interest on each Exchange Note and Private Exchange Note will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.  Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that

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interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)                                 The Issuer may require each Holder who participates in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an affiliate of the Issuer within the meaning of the Securities Act, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)                                  The Issuer shall include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC.  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Issuer shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)                                    If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Issuer (upon the written request from the Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the “Private Exchange”) for the Notes held by the Initial Purchaser, a like principal amount of debt

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securities of the Issuer, guaranteed by any then existing Subsidiary Guarantors and secured by the same collateral as the Exchange Notes, that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the U.S. (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g)                                 In connection with the Exchange Offer, the Issuer shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iii)                               permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(iv)                              otherwise comply in all material respects with all applicable laws.

(h)                                 As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

(i)                                     accept for exchange all Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)                                  deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii)                               cause the Trustee to authenticate and deliver promptly to each Holder tendering such Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(i)                                     The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuer pursuant to the Collateral Agreements and in any Subsidiary Guarantee as such terms are defined in the Indenture) on an equal and ratable basis.

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(j)            If, (i) prior to the consummation of the Exchange Offer, either the Issuer or the Holders of a majority in aggregate principal amount of the outstanding Registrable Notes determines in its or their reasonable judgment that (A) the Exchange Notes would not, upon receipt, be tradable by the Holders thereof without restriction under the Securities Act, the Exchange Act or applicable Blue Sky or state securities laws or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially and adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date, (iii) the Exchange Offer is not consummated within 180 days of the Closing Date for any reason, (iv) any holder of Private Exchange Notes so requests in writing to the Issuer within 120 days after the consummation of the Exchange Offer or (v) in the case of any Holder not permitted to participate in the Exchange Offer or any Holder that participates in the Exchange Offer but does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Issuer within six months of consummation of the Exchange Offer, then the Issuer (and any then existing Subsidiary Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”) and shall file an Initial Shelf Registration pursuant to Section 3.

3.             Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(j), then this Section 3 shall apply to all Registrable Notes.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Notes that are not freely tradeable as contemplated by Section 2(j)(v) hereof, provided in each case that the relevant Holder has duly notified the Issuer within six months of the Exchange Offer as required by Section 2(j)(v).

(a)                                  Initial Shelf Registration.  The Issuer shall as promptly as practicable file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”).  If the Issuer (and any then existing Subsidiary Guarantor) has not yet filed an Exchange Registration Statement, the Issuer shall file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date.  Otherwise, the Issuer shall use its best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration within 20 Business Days of the delivery of the Shelf Notice and shall use its best efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter.  The Initial Shelf Registration shall be on Form S-1 or another appropriate form

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permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings).  The Issuer and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration.  No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuer and the Trustee in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuer and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein.  The Issuer shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the Closing Date (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act.

(b)                                 Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 5 Business Days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause any then existing Subsidiary Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Issuer shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.  As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations

(c)                                  Supplements and Amendments.  The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

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4.             Additional Interest

(a)           The Issuer acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Issuer fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)                                     if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)                                  if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)                               if (A) the Issuer (and any then existing Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 180th day after the Closing Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period and is not declared effective again within 5 Business Days, or (D) pending the announcement of a material corporate transaction, the Issuer issues a written notice pursuant to Section 6(e)(v) or (vi) that a Shelf Registration Statement or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration statement, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days commencing on the (w) 181st day after the Closing Date, in the case of (A) above, (x) the date the Exchange Registration Statement ceases to be effective without being declared

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effective again within 5 Business Days, in the case of clause (B) above, (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceased to be usable in case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes shall only accrue with respect to one default under Sections 4(a)(i), (ii) or (iii) at a time (and shall accrue under the Section affording the highest rate of Additional Interest) and the maximum Additional Interest rate on the Notes may not exceed at any one time 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration that had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b)                                 The Issuer shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable quarterly, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such quarterly date occurring after any such Additional Interest commences to accrue.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such semi-annual period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.             Hold-Back Agreements

The Issuer agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Notes to be included in such Registration Statement consent.

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6.             Notes Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder, the Issuer shall:

(a)                                  Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j)(ii), a Shelf Registration as prescribed by Section 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration statement, or each Participating Broker-Dealer and to their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.  The Issuer shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein without the Holders being afforded a reasonable opportunity to review such documentation.

(b)                                 Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)                                  Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the

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Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.  The Issuer shall not, during the Applicable Period take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation.

(d)                                 Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective and (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents, (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request.  The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment thereto.

(e)                                  If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within 2 Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection

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with sales of the Registrable Notes the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

(f)                                    Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)                                 If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplements or post-effective amendment.

(h)                                 Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of

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Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Issuer nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)                                     If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)                                     Use its best efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k)                                  If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the

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occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable prepare and file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)                                     Use its best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with appropriate rating agencies as may be reasonably requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)                               Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)                                 If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuer requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which

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letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

(o)                                 If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuer and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Such Records shall be kept confidential by each Inspector and shall not be disclosed by the Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by

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it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and, to the extent practicable, use its best efforts to allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

(p)                                 Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)                                 Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company (in form, scope and substance reasonably satisfactory to the Purchaser), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the existing Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the existing Subsidiary Guarantors, enforceable against the Company and the existing Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary exceptions and (iii) all obligations of the Company and the existing Subsidiary Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens on the assets securing the obligations of the Company under the Notes, the Indenture and Collateral Agreements.

(r)                                    If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes of the Private Exchange Notes, as the case may be, the Issuer shall mark, or caused to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

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(s)                                  Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

(t)                                    Use its best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(u)                                 The Issuer may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request.  The Issuer may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 60 days) after receiving such request.

(v)                                 Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuer, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Issuer shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (y) the Advice.

7.             Registration Expenses

(a)                                  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation,

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(A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof, (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of its obligations hereunder, (iv) fees and disbursements of counsel for the Issuer, (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n)(iii) (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses of the Trustee and the Exchange Agent and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)                                 The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.  The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued.  The Company shall reimburse the Holders for fees and expenses (including fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8.             Indemnification

(a)                                  Indemnification by the Company.  The Company shall (and shall cause each Subsidiary Guarantor, jointly and severally, to), without limitation as to time, indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful,

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from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or its counsel expressly for use therein; provided, however, that the Company will not be liable to any Indemnified Party (as defined below) under this Section 8 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes that are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 6 of this Agreement.  The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b)                                 Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company, its directors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the

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Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Notes giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless:  (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in

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connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

(d)                                 Contribution.  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such

23

Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.             Rules 144 and 144A

The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

10.           Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuer.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.           Miscellaneous

(a)                                  No Inconsistent Agreements.  The Issuer has not entered, as of the date hereof, and the Issuer shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  The Issuer has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

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(b)                                 Adjustments Affecting Registrable Notes.  The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) in circumstances that would adversely affect any Holders of Registrable Notes or the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes, and (B) in circumstances that would adversely affect Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 8 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Participating Broker-Dealer Holder of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchaser as follows:

JEFFERIES & COMPANY, INC.

11100 Santa Monica Boulevard, 10th Floor

Los Angeles, California 90025

Facsimile No.:  (310) 575-5166

Attention:  M. Brent Stevens

with a copy to:

Mayer, Brown, Rowe & Maw

1675 Broadway

25

New York, New York  10019

Facsimile No.:  (212) 262-1910

Attention:  Ronald S. Brody

(ii)                                  if to the Initial Purchaser, at the address specified in Section 12(d)(1);

(iii)                               if to the Issuer, as follows:

New World Restaurants Group, Inc.

1687 Cole Boulevard

Golden, Colorado  80401

Facsimile No.:  (303) 568-8120

Attention:  Anthony D. Wedo

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Facsimile No.: (212) 969-2900

Attention:  Julie M. Allen

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(f)                                    Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF

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LAW.  THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                     Securities Held by the Issuer or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted for any purpose in determining whether such consent or approval was given by the Holders of such required percentage.

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(k)                                  Third Party Beneficiaries.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l)                                     Entire Agreement.  This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEW WORLD RESTAURANT GROUP, INC.

By:
Name:	Anthony D. Wedo
Title:	Chairman and Chief Executive Officer

CHESAPEAKE BAGEL FRANCHISE CORP., a New Jersey corporation

By:
Name:
Title:

WILLOUGHBY’S INCORPORATED, a Connecticut corporation

By:
Name:
Title:

MANHATTAN BAGEL COMPANY, INC., a New Jersey corporation

By:
Name:
Title:

I. & J. BAGEL, INC., a California corporation

By:
Name:
Title:

EINSTEIN/NOAH BAGEL PARTNERS, INC., a California Corporation

By:
Name:
Title:

EINSTEIN AND NOAH CORP., a Delaware corporation

By:
Name:
Title:

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By:
Name:	M. Brent Stevens
Title:	Managing Director

EXHIBIT B

INACTIVE SUBSIDIARIES

MBC Tonawanda, LLC

MBC North Buffalo, LLC

MBC Northtown, LLC

MBC Cheekotowaga, LLC

MBC Elmwood, LLC

MBC Main Place, LLC

MBC Maple, LLC

MBC Orchard Park, LLC

MBC Amherst, LLC

MBC Snyder, LLC

MBC Transit, LLC

MBC East Aurorora, LLC

Manhattan Bagel Construction Corp.

Bay Area Bagel, Inc.

DAB Industries, Inc.

CR Bagel Leases, Inc.

MBC Genesee, LLC

Paragon Bakeries, Inc.

EXHIBIT C

Manhattan Bagel Company, Inc.

Chesapeake Bagel Franchise Corp.

Willoughby’s Incorporated

Einstein and Noah Corp.

Einstein/Noah Bagel Partners, Inc.

I.&J. Bagel, Inc.

New World ENBCDEB Corp.